UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2017

Eldorado Resorts, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36629	46-3657681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Liberty Street, Suite 1150 Reno, NV	89501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (775) 328-0100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of

1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

On May 1, 2017, Eldorado Resorts, Inc., a Nevada corporation (the “Company”), filed a Current Report on Form 8-K (the “Original 8-K”) to report the completion of its previously announced acquisition of Isle of Capri Casinos, Inc., a Delaware corporation (“Isle”), pursuant to the Agreement and Plan of Merger, dated as of September 19, 2016, by and among the Company, Isle, Eagle I Acquisition Corp., a Delaware corporation and direct wholly owned subsidiary of the Company, and Isle of Capri Casinos LLC (f/k/a Eagle II Acquisition Company LLC), a Delaware limited liability company and direct wholly owned subsidiary of the Company. The Company is filing this amendment on Form 8-K/A, to (i) amend the Original 8-K, to include the financial information required by Item 9.01(b) of Form 8-K that was not included in the Original 8-K and (ii) file a consent of independent auditors as an exhibit to the Original 8-K. No other changes have been made to the Original 8-K.

Item 9.01	Financial Statements and Exhibits

(b) Pro Forma Financial Information.

The selected unaudited pro forma condensed combined financial data for the year ended December 31, 2016 and the three months ended March 31, 2017 are attached hereto as Exhibit 99.4.

(d) Exhibits.

The following exhibits are filed with this report:

Exhibit No.	Description

23.1	Consent of Ernst & Young LLP (as filed herewith).

99.4	Selected unaudited pro forma condensed combined financial data for the year ended December 31, 2016 and the three months ended March 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELDORADO RESORTS, INC., a Nevada corporation

Date: June 15, 2017	By:	/s/ Gary L. Carano
	Name: Title:	Gary L. Carano Chief Executive Officer